Exhibit 23.01



                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


               Board of Directors
               Travelers Group Inc.:


               We consent to the incorporation by reference in the registration statement on Form S-3 dated October 25, 1995 of our reports dated January 17, 1995 which appear in the 1994 Annual Report on Form 10-K/A-2 of Travelers Group Inc.
               (formerly The Travelers Inc.) incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the registration statement. Our reports on the December 31, 1994 consolidated financial statements and schedules refer to changes in the Company's method of accounting for certain investments in debt and equity securities in 1994, methods of accounting for postretirement benefits other than pensions and accounting for postemployment benefits in 1993, and method of accounting for income taxes in 1992.


                                             /s/ KPMG PEAT MARWICK LLP

               New York, New York
               October 25, 1995